Exhibit 10.6

AMARIN CORPORATION plc 2020 STOCK INCENTIVE PLAN

DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT

This AWARD AGREEMENT (the “Agreement”) is entered into and made effective as of [          ], 20[  ] by and between Amarin Corporation plc (the “Company”) and [          ] (the “Participant”).  The Company hereby grants to the Participant an award (the “Award”) of deferred restricted stock units (the “DSUs”) as set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Amarin Corporation plc 2020 Stock Incentive Plan (the “Plan”), which is incorporated by this reference in its entirety.

1.	Maximum Number of DSUs: [ ]

2.	Grant Date: [ ]

3.	Vesting: The DSUs shall vest pursuant to the following table, subject to the Participant’s continued service to the Company through each such vesting date:

Number of DSUs	Vesting Date
[ ]	Earlier of [ ], 20[ ] or the [ ] Annual General Meeting of Shareholders
[ ]	Earlier of [ ], 20[ ] or the [ ] Annual General Meeting of Shareholders
[ ]	Earlier of [ ], 20[ ] or the [ ] Annual General Meeting of Shareholders

Notwithstanding the above vesting schedule, the DSUs shall be fully vested in the event of a Change of Control (as defined in the Plan).

Upon vesting of each DSU, the Participant shall be entitled to a payment equal to the Fair Market Value of one Share.  The payment shall be paid to the Participant in Shares, or at the sole discretion of the Committee in cash or any combination of cash or Shares, such that the requirements of Section 580 of the Companies Act 2006 are satisfied (being that no Shares are issued for a consideration of less than their nominal value). Any such Shares may be subject to restrictions concerning their transferability and/or forfeiture as the Committee may determine. Settlement of vested DSUs pursuant to this Section 3 shall be made upon the earlier of thirty (30) days after the Participant’s Separation from Service (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)) or upon a Change of Control that qualifies as a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). This Agreement is intended to be a compliant deferred compensation plan under Section 409A and shall be administered in accordance with the requirements of Section 409A. If the Participant is a “specified employee” (as defined in Section 409A of the Code) at the time of his or her separation from service and the DSUs are settled on account of such separation from service, then the settlement shall be delayed for six months or until the Participant’s death, if earlier, to the extent required to avoid adverse taxation under Section 409A of the Code.

4.

Termination:  Notwithstanding anything in Section 8 of the Plan to the contrary, in the event of termination of the Participant's continued service to the Company, any DSUs that have not vested will lapse immediately.  Vested DSUs shall be settled at such time and in such form as provided in Section 3 above.

5.

Dilution Protection:  The Plan contains detailed provisions for adjustments in the number and price of Shares for various corporate events, such as a change in capitalization, or a corporate transaction.

6.

Stockholder Rights:  The Award itself does not confer the rights of the underlying Shares, which are the subject of the Award.  Shareholder rights derive only from Share ownership, which occurs upon settlement pursuant to Section 3 above.

Exhibit 10.6

7.

Contract:  This Agreement and the Plan constitute the entire agreement between the Participant and the Company with regard to the Award described herein, and may not be modified or amended except in a writing duly executed by the Participant and an executive officer of the Company.

8.

Applicable Law:  The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.  The laws of the State of New York govern the terms and conditions of the DSUs, the Plan, and any construction or interpretation of the same.

9.

Conflict:  In the event of a conflict between the provisions of this Agreement and the Plan, the Plan shall control.  A copy of the Plan is available from the Company Secretary at the Company’s U.S. headquarters.

10.	Administration: The Committee will administer the Plan.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the day and year first written above.

AMARIN CORPORATION plc PARTICIPANT

By: ____________________________ Signature: ______________________________

Name: [          ]Name:[          ]

Title: [          ]